**INDEX**
**BY-LAW NO. 1**
**1617437 ALBERTA LTD.**
**hereinafter called "the Corporation"**

BY-LAW NO. 1

A GENERAL OPERATING BYLAW FOR

**1617437 ALBERTA LTD.**

hereinafter called **"the Corporation"**

1. **INTERPRETATION**

1.1 **Definitions** - In the By-Laws of the Corporation, unless the context otherwise requires:

(a) "**Act**" means the Business Corporations Act (Alberta) and any statute that may be substituted for it, as from time to time amended;

(b) "**Articles**" means the Articles of Incorporation as amended or restated from time to time;

(c) "**Board**" means the board of directors of the Corporation;

(d) "**By-Laws**" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(e) "**Corporation**" means the Corporation incorporated by, amalgamated by or continued under the Act;

(f) "**meeting of shareholders**" includes an annual meeting of shareholders;

(g) "**Recorded Address**" means in the case of a shareholder his latest address as shown in the records of the Corporation or its transfer agent; and the latest address shown in the records of the Corporation in respect of joint holdings or the first address so shown if there is more than one; and in the case of a director, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Corporation or in the last notice filed in respect thereof under the Act.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

1.2 **Interpretation** - words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders.

2. **EXECUTION OF INSTRUMENTS**

2.1 **Execution of Instruments** - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation under the corporate seal or otherwise by any one officer or director of the Corporation, or any one or more individuals which the Board may by resolution from time to time authorize.

3. **BORROWING AND SECURITIES**

3.1 **Borrowing Power** - Without limiting the borrowing powers of the Corporation as set forth in the Act, the Board may from time to time:

(i) borrow money upon the credit of the Corporation;

(ii) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(iii) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness or liability of the Corporation; and

(iv) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person.

Nothing in this paragraph limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.2 **Delegation** - The Board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board by paragraph 3.1 or by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

4. **DIRECTORS**

4.1 **Participation in a Meeting** - If all the directors of the Corporation consent, a director may participate in a meeting of the Board or of a committee of the Board by electronic means, telephone or other communication facilities as permit all persons participating in the meeting to hear or otherwise communicate with each other, and a director participating in such a meeting by such means is deemed to be present at the meeting for all purposes of the Act.

4.2 **Place of Meetings** - Meetings of the Board may be held at any place in or outside Canada.

4.3 **Calling of Meetings** - Meetings of the Board shall be held from time to time at such time and at such place as may be determined by the Board, the president of the Corporation or any two (2) directors of the Corporation.

4.4 **Notice of Meeting** - Notice of the time and place of each meeting of the Board shall be given in the manner provided in paragraph 9.1 to each director not less than 72 hours before the time when the meeting is to be held.

4.5 **Regular Meetings** - The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires for the purpose thereof or the business to be transacted thereat to be specified.

4.6 **Chairman** - The chairman of any meeting of the Board shall be the most senior officer of the Corporation personally in attendance at the meeting. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.7 **No Casting Vote** - The chairman of any meeting of the Board shall not be entitled to a second or casting vote.

## 5. OFFICERS

5.1 **Term of Office** - The Board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the Board shall hold office until his successor is appointed, or until his earlier resignation.

## 6. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1 **Indemnity** - Subject to the limitations and restrictions contained in the Act, the Corporation shall and hereby does indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate if:

(i) he acted honestly and in good faith with a view to the best interest of the Corporation; and

(ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Any person or their legal representative entitled to indemnity in accordance with the provisions of this paragraph may enforce the provisions of this paragraph against the Corporation without more, but subject always to the limitations and restrictions in the Act.

## 7. LIEN ENFORCEMENT

7.1 **Lien for Indebtedness** - If the Articles provide that the Corporation has a lien on shares registered in the name of a shareholder indebted to the Corporation, the Corporation may enforce such lien on such shares for debts of that shareholder to the Corporation by selling such shares pursuant to a private sale or pursuant to any other manner or process as the Corporation may determine in its sole discretion. The manner of sale,

terms of sale and purchase price for the shares shall be determined in the sole discretion of the Corporation. The Corporation may be the purchaser of the shares and may pay the purchase price by offsetting it against any indebtedness of the shareholder to the Corporation. All of the Corporation's costs associated with the sale, including solicitor and own client costs on a full indemnity basis, shall be the first payment out of the proceeds of the sale. The Corporation may cancel the share certificates representing the shares that are transferred or purchased by the Corporation for cancellation, whether or not endorsed for transfer or cancellation by the shareholder. If there are proceeds of the sale remaining after payment of the costs of the sale and payment of the indebtedness, then they shall be paid by the Corporation to the shareholder or the legal representative, as the case may be, at the request of that party. The rights to enforce the lien on shares as set forth in this paragraph are in addition to any other rights or remedies that the Corporation may have at law or in equity in respect of the indebtedness owed to the Corporation by the shareholder.

## 8. MEETINGS OF SHAREHOLDERS

8.1 **Participation in Meeting** - Subject to any limitations or requirements set out in the regulations to the Act, a shareholder or other person entitled to attend a meeting of shareholders may participate in the meeting by electronic means, telephone or other communication facilities that permits all persons participating in the meeting to hear or otherwise communicate with each other, and a person so participating in a meeting is deemed to be present at the meeting. The directors or the shareholders, as the case may be, which calls for a meeting of the shareholders of the Corporation, may determine that the meeting shall be held, in accordance with any regulations to the Act, if any, entirely by electronic means, telephone or other communication facility that permits all participants to communicate adequately with each other during the meeting.

8.2 **Proxies** - A proxy to be deposited with the Corporation or its agent, as required by the Act, may be an originally executed form of proxy or a facsimile copy. The decision of the chairman of any meeting of shareholders as to the validity of any instrument of proxy shall be final and conclusive.

8.3 **Joint Shareholders** - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them. Failure by the joint shareholders to vote such shares as one will be deemed and treated for all purposes as an abstention.

8.4 **Chairman of the Meeting** - The chairman of any meeting of the shareholders shall be the most senior officer of the Corporation personally in attendance at the meeting. If no such officer is present within fifteen (15) minutes from the time fixed for the holding of the meeting, the persons present and entitled to vote shall choose someone from their number to be the chairman of the meeting. The chairman of the meeting shall appoint another person to act as secretary of the meeting.

## 9. NOTICES

9.1 **Method of Giving Notices** - Subject to the provisions of the Act, any notice (which term includes any communication or document) to be given (which term includes sent,

delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the By-Laws or otherwise to the Corporation, a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if:

(a) delivered personally to the person to whom it is to be given;

(b) delivered to that person's Recorded Address or Registered Office;

(c) mailed to that person's Recorded Address or Registered Office, by prepaid mail;

(d) delivered by facsimile transmission to the facsimile number provided by that person; or

(e) sent by electronic means in accordance with the provisions of the Electronic Transactions Act (Alberta), and any statute that may be substituted for it, as from time to time amended.

A notice delivered by facsimile transmission is deemed to be received when the sender of the transmission obtains a facsimile receipt confirmation document, unless there are reasonable grounds for believing that the notice was not received at that time or at all.

9.2 **Notice to Joint Shareholders** - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

9.3 **Omissions and Errors** - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

## 10. EFFECTIVE DATE

10.1 **Effective Date** - This By-Law shall come into force when confirmed by the shareholders in accordance with the Act.

MADE by the Board on July 8, 2011.

______________________
**PRESIDENT**

**CONFIRMED AND APPROVED** by the shareholders in accordance with the Act on July 8, 2011.

______________________
**SECRETARY**